EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111509 and 333-112571) of Open Solutions Inc. of our report dated August 27, 2004 relating to the financial statements of Eastpoint Technologies LLC, which appears in Amendment No. 1 to the Current Report on Form 8-K/A of Open Solutions Inc. dated June 18, 2004 filed with the Securities and Exchange Commission on September 1, 2004.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
August 30, 2004